Form N-SAR, Sub-Item
77Q1(e)
Copies of any new or
amended
investment advisory
contract

Nuveen Investment Trust
III
333-65269, 811-09037


We hereby incorporate by
reference the
new Investment Management
Agreement
dated July 26, 2005, filed as
Exhibit 99.D.18 in the SEC
filing on October 31, 2005,
under Conformed Submission
Type 485BPOS for Nuveen
Investment Trust, CIK
0001013881, accession
number 0001193125-05-
212173.